UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement

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First Foundation Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 16, 2023, First Foundation Inc. (the "Company") issued the following press release in connection with the Company's 2023 Annual Meeting of Stockholders. A copy of the press release can be found below and on its website (www.truthfirstfoundationinc.com).

Leading Independent Proxy Advisory Firm ISS Recommends that First Foundation Stockholders Vote FOR ALL Ten of the Company’s Highly Qualified Director Nominees

ISS Concludes Driver Management Has Not Made a Compelling Case for Change

First Foundation Encourages Stockholders to Follow ISS’ Recommendation and Vote FOR ALL TEN of the Company's Director Nominees and select WITHHOLD for the Driver Nominee on the BLUE Universal Proxy Card

DALLAS-(BUSINESS WIRE)—First Foundation Inc. (NASDAQ: FFWM) (“First Foundation” or the “Company”), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors (“FFA”) and First Foundation Bank (“FFB”), today announced that Institutional Shareholder Services (“ISS”), a leading proxy advisory firm, has recommended that First Foundation stockholders vote for ALL of First Foundation’s ten highly qualified director nominees at the upcoming Annual Meeting of Stockholders scheduled for Tuesday, June 27, 2023.

In its recommendation, ISS concludes that Driver (“the dissident”) has not made a compelling case for change1:

•	“From an operational performance standpoint, the company had delivered strong top-line and earnings growth over the last five years, mirrored by steady growth in assets, deposits, and loans, while maintaining a strong credit profile.”

•	“The company has a track record of long-term value creation and operational performance. While recent performance has been acutely impacted by the banking sector crisis…the company seemingly took decisive actions to respond to the crisis and appears to be better positioned in the current rate environment.”

•	“The company has taken a proactive approach in response to the rising rate environment.”

•	“In light of these factors, the dissident has not presented a particularly compelling case, from an operational perspective, that change is warranted at this time.”

1 Permission to use ISS quotations was neither sought nor obtained.

ISS reports that Ms. Ball does not possess the necessary qualifications to serve as a director of a publicly traded financial institution and that Driver’s search for a nominee was flawed:

•	“Given [Ms. Ball’s] lack of relevant regional banking or board experience, this does not appear to be the opportune time for her to learn the ropes of serving as a public company director.”

•	“[T]he dissident’s own search process also appears to have lacked necessary rigor, yielding a curious choice of two self-described best friends (a fact that was apparently not disclosed during the nomination process) who do not have obviously relevant industry or board experience.”

ISS confirms that the Company’s recent addition to the Board, Gabriel Vazquez, adds beneficial expertise to the Board:

•	“[T]he company’s most recent director appointee, Gabriel Vazquez…has served as an executive at a public company in a highly regulated industry, both of which could be beneficial to the board.”

Commenting on the recommendation, Scott F. Kavanaugh, President and CEO, said,

“ISS recognizes that First Foundation has the right Board and the right strategy to continue enhancing value for stockholders. This unbiased third-party recommendation reaffirms the Board’s conclusion that Driver did not make a compelling case for change and their nominee does not have the experience or expertise to be additive to the First Foundation Board.”

We urge you to support First Foundation by voting “FOR” your incumbent directors Ulrich E. Keller, Jr., Scott F. Kavanaugh, Max A. Briggs, John A. Hakopian, David G. Lake, Elizabeth A. Pagliarini, Mitchell M. Rosenberg, Ph.D, Diane M. Rubin, Jacob P. Sonenshine, and Gabriel V. Vazquez and selecting “WITHHOLD” for the Driver Nominee on your BLUE Proxy Card.

We encourage stockholders to disregard any white proxy card or other solicitation materials sent to you by Driver. Only your latest dated proxy card will be counted at the 2023 Annual Meeting of Stockholders.

For more information about Driver’s misguided campaign against First Foundation, please visit www.truthfirstfoundationinc.com.

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About First Foundation

First Foundation Inc. (NASDAQ: FFWM) and its subsidiaries offer personal banking, business banking, and private wealth management services, including investment, trust, insurance, and philanthropy services. This comprehensive platform of financial services is designed to help clients at any stage in their financial journey. The broad range of financial products and services offered by First Foundation are more consistent with those offered by larger financial institutions, while its high level of personalized service, accessibility, and responsiveness to clients is more aligned with community banks and boutique wealth management firms. This combination of an integrated platform of comprehensive financial products and personalized service differentiates First Foundation from many of its competitors and has contributed to the growth of its client base and business. Learn more at firstfoundationinc.com or connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets. Forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "outlook," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." The forward-looking statements in this press release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, and other documents we file with the SEC from time to time. We urge readers of this press release to review those reports and other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release, which speak only as of today's date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this press release or in the above-referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The Company has filed a definitive proxy statement and a BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants and their direct and indirect interests, by security holdings or otherwise is set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2023 Annual Meeting. Stockholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.ff-inc.com.

Investor and Media Contact:

Shannon Wherry

Director of Corporate Communications

swherry@ff-inc.com

(469) 638-9642